Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities of the Registrant

Subsidiary	Place of Incorporation
Yunji Holding Limited	Hong Kong
Yunji Hongkong Limited	Hong Kong
Desking Technology (HK) Co., Limited	Hong Kong
Hangzhou Yunchuang Sharing Network Technology Co., Ltd.	People’s Republic of China
Zhejiang Jiyuan Network Technology Co., Ltd.	People’s Republic of China
Zhejiang Youji Supply Chain Management Co., Ltd.	People’s Republic of China
Yunji Sharing Technology Co., Ltd.	People’s Republic of China
Zhejiang Yunxuan Supply Chain Management Co., Ltd.	People’s Republic of China
Hangzhou Jichuang Network Technology Co., Ltd.	People’s Republic of China
Zhejiang Fengji Technology Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entity	Place of Incorporation
Zhejiang Yunji Preferred E-Commerce Co., Ltd.	People’s Republic of China
Hangzhou Chuanchou Network Technology Co., Ltd.	People’s Republic of China

Subsidiary of Consolidated Variable Interest Entity	Place of Incorporation
Zhejiang Jishang Preferred E-Commerce Co., Ltd.	People’s Republic of China
Zhejiang Jixiang E-commerce Co., Ltd	People’s Republic of China
Shanghai Suye Cosmetics Co., Ltd.	People’s Republic of China
Hangzhou Jiweixiang Food Co., Ltd.	People’s Republic of China
Ningbo Meishan Bonded Port Zone Jichuang Taihong Venture Capital Partnership (Limited Partnership)	People’s Republic of China